A10 Networks – Q2 2014 Earnings 7/30/2014 1 | P a g e

A10 Networks – Q2 2014 Earnings


Agenda
Introduction
• Maria Riley, Investor Relations
Results Overview
• Lee Chen, CEO, President and Founder
Q2'14 Financial Results & Q3'14 Business Outlook
• Greg Straughn, CFO
Q & A
• Lee Chen, CEO, President and Founder
• Greg Straughn, CFO
• Ray Smets, VP – Global Sales
CONFIDENTIAL AND PROPRIETARY | 2

Maria Riley, Investor Relations

Thank you all for joining us today. I am pleased to welcome you to A10 Networks second quarter 2014 financial results conference call. This call is being recorded and webcast live and may be accessed for 90 days via the A10 Networks website, www.a10networks.com.

Joining me today are A10's Founder & CEO, Lee Chen; A10's CFO, Greg Straughn; and our VP of Global Sales, Ray Smets.

Before we begin, I would like to remind you that shortly after the market closed today, A10 Networks issued a press release announcing its second quarter 2014 financial results. Additionally, A10 published a presentation along with its prepared comments for this call and supplemental trended financial statements. You may access the press release, presentation with prepared comments, and trended financial statements on the investor relations section of the company's website www.a10networks.com.

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A10 Networks – Q2 2014 Earnings During the course of today’s call, management will make forward-looking statements, including statements regarding our projections for our third quarter operating results, our expectations for future revenue growth and the growth of our business generally. These statements are based on current expectations and beliefs as of today, July 30, 2014. A10 disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control that could cause actual results to differ materially. For a more detailed description of these risks and uncertainties, please refer to our 10-Q filed on May 13th. 7/30/2014 3 | P a g e

A10 Networks – Q2 2014 Earnings Please note that with the exception of revenue, financial measures discussed today are on a non-GAAP basis and have been adjusted to exclude certain charges. A reconciliation between GAAP and non- GAAP measures can be found in the press release issued today and on the trended quarterly financial statements posted on the company’s website. We will provide our current expectations for the third quarter of 2014 on a non-GAAP basis. However, we will not make available a reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis due to high variability and low visibility with respect to the charges, which are excluded from these non-GAAP measures. Before I turn the call over to Lee, I would like to note that management will attend the Pacific Crest Global Tech Leadership Forum on August 11th in Vail, the Oppenheimer Technology, Internet & Communications Conference in Boston on August 13th, the Jefferies 2014 Semiconductors, Hardware & Communications Infrastructure Summit in Chicago on August 27th and the Citi Global Technology Conference in New York on September 4th. We are looking forward to seeing many of you there. Now I would like to turn the call over to Lee for opening remarks. 7/30/2014 4 | P a g e

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A10 Networks – Q2 2014 Earnings


Second Quarter 2014 Summary
A10
Revenue of $45.1M
• Up 50% y/y; down 1% q/q
• Strong growth in North America, China and Europe, was offset by sequential decline in Japan
Rapid revenue growth in North America
• Up 154% y/y and 44% q/q
• Driven by enterprise, web giant, federal and financial verticals
• Strong adoption of high-end Thunder ADC
• Increased sales footprint
Growing Customer Base
• Added 240 new customers
• Over 3,300 customers
CONFIDENTIAL AND PROPRIETARY

We delivered second quarter revenue of $45.1M, representing year over year growth of 50% and relatively in line with Q1 revenue. Outside of Japan, we delivered a strong quarter across all of our geographic regions including the U.S., EMEA and China, demonstrating the progress we have made in diversifying our customer base and market footprint. However, total revenue came in slightly below our guidance of $46M to $48M due to lower than expected revenue from service providers in Japan as several large deals were pushed out. Enterprise sales in Japan grew nicely year over year and we believe our competitive position there remains very strong.

Our revenue in the U.S. was robust and grew 154% year-over-year and 44% over Q1 to reach $26.2M, with healthy demand across both our service provider and enterprise customers. We saw notable growth in the financial, federal government and Web 2.0 verticals. This brings our enterprise revenue growth to 64% for the six-month period over last year.

We believe our impressive performance in the U.S. is being driven in part by the rapid adoption of our recently launched high-end Thunder products with scalability and performance that we believe significantly outpaces our competition. We are seeing more and more customers turn to A10's high-end solutions as the amount of encrypted traffic increases driving the need for scalable SSL acceleration and intercept.

Additionally, we are seeing initial results from the investments we have made to expand our sales team and channel partner program. We have seen a healthy increase in the number of deals in our pipeline from both our sales teams and those initiated by the channel. We are pleased with the progress we have made in such a short period of time. We are now starting to roll out our new channel program into our international regions.

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A10 Networks – Q2 2014 Earnings We expanded our market footprint in the quarter and added 240 new customers, largely representing our enterprise expansion. New customer acquisition is an important aspect of our future success given our land and expand model. As a reminder, our top 25 customers have made follow on purchases in over 80 percent of the quarters following the initial sale. 7/30/2014 7 | P a g e

A10 Networks – Q2 2014 Earnings


Second Quarter Key New Customer Wins
A10
Financial services company in U.S.
- Replacing Ace with Thunder ADC
Financial institution in Europe
- Replacing ACE with Thunder ADC
Large U.S. based security technology company
- High-end vendor ADC
U.S. cable provider
- High-end Thunder ADC
U.S. based cloud storage Company
- Replacing in house solution with high-end Thunder ADC
Leading gaming companies in China, Korea and Japan
- Thunder ADC
A leading cloud storage company in China
- Thunder ADC
CONFIDENTIAL AND PROPRIETARY | 8

Let me share with you a few of our key customer engagements in the quarter:

- A large U.S financial services firm and a retail financial institution in Europe both selected our Thunder ADC to replace their Cisco ACE equipment. Both of these companies are new A10 customers. We won the business from the U.S. firm in a competitive bake-off because of the ease of migration from ACE to A10; our simplified administration and management capabilities; our all-inclusive licensing model and our superior customer references and support.

- We continued to expand our footprint within a large security technology company that is rearchitecting its data centers in North America. We have significantly increased our market share with this customer because of the simplicity and ease of deployment for our solution and all-inclusive licensing model. Specifically in the second quarter, they chose our recently introduced high-end Thunder model to load balance their customer facing applications because of our superior SSL throughput.

- A large U.S. cable provider where we have been replacing the competition's equipment in this customer's existing data centers, has selected our high end Thunder ADC for two of its new data centers for load balancing between its video servers and in-home equipment. Our ability to continue to help simplify their data centers, improve ROI and our SSL performance in a 1 RU appliance were key factors in expanding our relationship with this marquee customer.

- A leading U.S. based cloud storage company chose A10's high-end Thunder ADC solution to replace its homegrown open source solution. We won this new customer because of our ability to scale, our layer 4-7 throughput and our superior price performance. We are very excited by this win and believe it creates an opportunity for A10 to win future business with young web 2.0 customers that may be outgrowing their homegrown solutions.

- We have also expanded our web 2.0 presence in Asia by landing leading gaming companies in China, Japan and Korea and a very large cloud storage company in China. These companies are choosing our Thunder ADC solution for its high reliability and high performance.

These are just a few of the many customer success stories in the quarter that demonstrate the power of our differentiated application networking platform and all-inclusive licensing model.

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A10 Networks – Q2 2014 Earnings


Awards & New Products
A10
1st 100GB Ethernet ADC
TPS wins two best of Tech Ed Awards
CGN with Integrated DDoS
TPS: Large scale DDoS protection
Thunder CGN wins best of show award at Interop Tokyo
Thunder SPE: High Speed, High capacity appliances
APR
MAY
JUN
JUL
CONFIDENTIAL AND PROPRIETARY
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Our application networking platform built on our ACOS software delivers an increased level of scalability and performance. We have continued to leverage our flexible platform to deliver new products, functionality and features to our customers. In April we launched the industry's first 100 Gigabit Ethernet ADC for layer 4 to layer 7 services and we expanded our Thunder Series of appliances filling out our product portfolio with four new mid-range and high-end models.

In May, we formally launched TPS -- our first standalone security solution for large scale DDoS protection. Our marquee customer for this product has already placed follow-on orders and we are very pleased with our traction and growing pipeline. We also recently announced the addition of integrated DDoS protection to our Thunder CGN product line. Given our ability to integrate this functionality quickly and deliver a higher-performance solution, our CGN solution was selected by a leading U.S. service provider with an urgent need to upgrade their CGN infrastructure due to a significant increase in DDoS attacks.

We also launched our new Thunder SPE -- Security Policy Engine -- line of high-speed, high-capacity application networking appliances that leverage specialized hardware to perform security and policy enforcement at ultra high speeds without impacting CPU usage.

Across our solution portfolio, we continue to gain industry recognition. In May, our Thunder TPS product line won two Best of TechEd 2014 awards including the "Breakthrough Technology" category.

And in June at Interop Tokyo 2014, our Thunder CGN received the Best of Show Award in the Carrier/ Service Provider Networking Category; and our A10 Thunder 6630, the industry's first 100 Gigabit Ethernet ADC received the Best of Show Award in the ShowNet Product Category.

In closing, we are very excited by our growth in North America and the expansion of our footprint globally. Our innovative and differentiated platform continues to perform very well in the market as scalability, performance, flexibility and security are growing concerns for networks around the globe. Given the superior price performance and flexibility of our application networking platform, our customer-friendly business model and our outstanding customer support, we believe our competitive position is very strong within all of our markets. With our growth initiatives and strategic plans on track, we are very excited by the momentum we see going into the back half of the year.

With that, I'd like to turn the call over to Greg to review the details of our second quarter financial performance and third quarter guidance.

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A10 Networks – Q2 2014 Earnings Second quarter revenue grew 50% year-over year to $45.1M. Product revenue was $34.1M, up 48% from the prior year and represented 76% of second quarter revenue. Service revenue was $11.0M, up 56% year-over-year, representing 24% of revenue. As a reminder, nearly all of our service revenue is from ongoing maintenance and support contracts and grows as the installed base of product grows. Our professional services revenue, while currently a small part of the total, grew significantly in Q2. Deferred revenue, which primarily consists of maintenance to be recognized in future periods, grew 50% year-over-year and 4% sequentially to a record $45.8M. 7/30/2014 11 | P a g e

A10 Networks – Q2 2014 Earnings The increased investments we have made in building our U.S. sales team and enhancing our channel enablement program are clearly paying off in our results this quarter. Revenue from the United States grew to $26.2M, more than double the prior year second quarter and up 44% sequentially. US revenue represented approximately 58% of second quarter revenue. Japan declined 27% year-over-year and represented 19% of total revenue, while APAC grew 24% year-over-year, representing 10% of revenue. EMEA revenue grew 20% year-over-year and represented approximately 9% of total revenue. From a customer perspective, our revenue in the quarter has continued to diversify. Our top 10 customers represented 45% of total revenue and we had only one 10% customer, versus in the first quarter, 54% of our revenue was from our top 10 and we had three 10% or greater customers. Our strong performance and expansion in the enterprise is helping drive this diversification. Revenue from enterprise customers was $27.4 M, up 37% from Q1 and 85% from Q2’2013. Enterprise revenue represented approximately 61% of total second quarter 2014 revenue with the remaining 39% of revenue from service providers. While we expect our go-to-market investments to continue to drive growth in the enterprise vertical, we expect our vertical mix to continue to fluctuate from quarter to quarter. 7/30/2014 12 | P a g e

A10 Networks – Q2 2014 Earnings Moving beyond revenue, all further metrics discussed on this call are on a non-GAAP basis, unless expressly stated otherwise. Second quarter total gross margin was 77.6%, within our expected range and inline with our historical trend. Comparatively, second quarter total gross margin increased 41 basis points from Q2’13 and decreased 64 basis points from Q1’14. Product gross margin was 78.3%, also inline with our historical trend of 77% to 80%. Services gross margin was 75.2%. 7/30/2014 13 | P a g e

A10 Networks – Q2 2014 Earnings On the operations side, we are executing on our plan to build a deep foundation for A10’s growth. We are on track with our targeted investment plans and operating expenses were slightly below our expectations. We ended the quarter with staff of approximately 740. Over the past four quarters, we have expanded our sales and marketing team by 30%, and we have seen improved sales productivity metrics across our sales team. Sales and marketing expense was $22.5M, compared with $20.7M in Q1. On a percentage basis, sales and marketing expense was 49.9% of revenue, a 469 basis point increase over Q1’14. In Q2 R&D expense increased to $10.9M or 24.2% of revenue, compared with $10.7M and 23.5% in Q1. Combined G&A and litigation expense was approximately $6.3M or 13.9% of total revenue, compared with $6.9M or 15.0% of revenue in Q1. In total, non-GAAP operating expenses were $39.7M or 88.0% of revenue. Second quarter non-GAAP operating loss was $4.7M. Our non-GAAP net loss in the second quarter was within our guidance range at $5.3M or $0.09 per share, compared with a net loss of $3.3 M or $0.06 per share in Q1. Basic and diluted weighted outstanding shares for the quarter were approximately $60M. GAAP net loss in the second quarter was $1.3M or $0.02 per share, which includes a $7.0M benefit to legal expense as a result of a negotiation that reduced a $12M services fee to $5M in exchange for a one-time cash payment. 7/30/2014 14 | P a g e

A10 Networks – Q2 2014 Earnings Moving to the balance sheet, at June 30, 2014 we had $112.1M in total cash and equivalents. During the quarter cash used for operations was $6.7M, which largely reflects the $5M one-time payment I just mentioned. We expect cash used in operations to decrease in Q3. We ended Q2 with $40.5M of net accounts receivable, up from the Q1’14 balance of $38.8M. Average days sales outstanding were 80 days, up from 76 days in the prior quarter. 7/30/2014 15 | P a g e

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